UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2023, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of shares of common stock and warrants pursuant to a registered direct offering (the “Offering”). The Investors purchased approximately $3.0 million of shares and warrants, consisting of an aggregate of 778,634 shares of common stock and 1,557,268 warrants (the “Warrants”) to purchase an equal number of shares, at a purchase price of $3.80 per unit. The Warrants are exercisable six months after issuance at an exercise price of $3.80 per share of common stock and expire on the later of January 10, 2029 and the date Stockholder Approval (as defined below) is obtained.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 30 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Securities Purchase Agreement also provides that the Investors in the Offering have a right of participation in future equity or equity linked offerings by the Company until December 31, 2023.

The Securities Purchase Agreement also provides that the Company will use commercially reasonable efforts to hold a special meeting of stockholders to have stockholders approve (i) a proposal allowing for the price adjustment provisions in the Warrants to be approved pursuant to applicable Nasdaq rules and (ii) a proposal to amend the Company’s charter to increase the number of shares of common stock authorized for issuance ((i) and (ii) collectively, “Stockholder Approval”). The Warrants are subject to adjustment in certain circumstances, including, if the Stockholder Approval is obtained, upon any subsequent equity sales at a price per share lower than the then effective exercise price of such Warrants, then such exercise price shall be lowered to such price at which the shares were offered. As a result of the Offering, the exercise price on 1,495,948 previously outstanding warrants was automatically adjusted from $7.05 per share to $3.80 per share.

The Securities Purchase Agreement provides that, subject to certain exceptions, until June 22, 2024, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

The net proceeds to the Company from the Offering, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, were approximately $2.6 million. The Offering is expected to close on July 10, 2023, subject to the satisfaction of closing conditions.

The common stock and Warrants (and shares issuable upon exercise of the Warrants) offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) previously filed with the Securities and Exchange Commission and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement dated July 6, 2023.

The Company agreed to pay the Placement Agent a cash fee of 8.0% of the gross proceeds from the Offering, an additional 8.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $50,000. The engagement agreement with the Placement Agent is exclusive until December 31, 2023 (excluding non-convertible debt) and requires the Company to indemnify the Placement Agent and certain of its affiliates against certain customary liabilities.

The foregoing summaries of the terms of the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On July 6, 2023, the Company issued a press release in connection with the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this item (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 4.1	Form of Warrant
Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 10.1	Form of Securities Purchase Agreement, dated July 6, 2023, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).
Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated July 6, 2023
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Peter Ferola
Date:	July 7, 2023	Peter Ferola
Chief Legal Officer